EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Third Quarter 2016 Earnings

ENGLEWOOD CLIFFS, N.J., Oct. 25, 2016 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced results for the third quarter ended September 30, 2016.  The Company reported net income available to common stockholders of $11.9 million, or $0.39 per diluted share, compared with net income available to common stockholders of $10.9 million, or $0.36 per diluted share, for the second quarter of 2016 and $10.8 million, or $0.36 per diluted share, for the third quarter of 2015.

Highlights

  Organic loan origination remained strong.  Gross loan fundings were $228.7 million for the 2016 third quarter, compared with $238.4 million for the sequential quarter. Net loan growth (fundings less paydowns and payoffs) was $84.6 million for the 2016 third quarter and $112.2 million for the sequential quarter. The loan pipeline remains solid heading into the 2016 fourth quarter.

  The efficiency ratio improved to 41.7% in the 2016 third quarter from 42.2% in the sequential quarter reflecting improved operating leverage.  During the 2016 third quarter, total revenue, excluding securities gains, increased by an annualized 10.8%, while operating expenses increased by an annualized 5.5%.

  Total average deposits grew by 9.2% sequentially during the quarter, including 10.1% growth in average noninterest-bearing deposits. The loan to deposit ratio was 105.9% at quarter-end.

  Already sound asset quality metrics improved even further.  The nonaccrual loan ratio declined during the 2016 third quarter to 0.33% from 0.65% in the sequential quarter, while the allowance as a percent of nonaccrual loans increased to 327.3% during the 2016 third quarter from 149.5% in the sequential quarter.

  We enhanced financial flexibility by designating all held-to-maturity securities as available-for-sale.  The action improves liquidity and results in an immediate pickup in tangible book value per share of approximately $0.25.

  We sold approximately $75 million of investment securities, resulting in net securities gains of $4.1 million. A portion of the proceeds to be invested in securities and bank-owned life insurance (“BOLI”), and projected to result in de minimis earnings dilution.

  We added an additional $5 million in reserves against our NYC-only taxi medallion portfolio, bringing the total specific reserve to 12.2% of outstanding taxi medallion loans.  Although weakness persists in open-market transactions for medallions, the NYC taxi industry has recently exhibited some signs of stabilization.  More than 95% of the Bank’s approximately $100 million medallion portfolio is current.

  Tangible book value per share increased to $11.60 per share at September 30, 2016 from $11.09 at June 30, 2016 while the tangible common equity ratio increased to 8.39% from 8.14% over the same period.

Frank Sorrentino, ConnectOne’s Chairman and CEO stated, “Operating performance continued to accelerate during the third quarter of 2016, while we took a series of actions likely to result in improved shareholder value.  We fortified our balance sheet by setting aside an additional $5 million of reserves for our NYC-taxi medallion portfolio.  We changed the designation of approximately $210 million in held-to-maturity securities to available-for-sale and sold $75 million for a more than $4 million gain, thus adding liquidity, increasing capital ratios, and increasing tangible book value per share.  We also resolved a large nonperforming asset in a cash transaction that contributed to lowering our September 30, 2016 nonperforming asset ratio to 0.28%. For the current quarter, return on assets was in excess of 1%, return on tangible equity was in excess of 13%, and the efficiency ratio was 41.7%, placing us among the best performing banking institutions. Additionally, we continue to see increased opportunities in our core business strategies resulting from the difficulties many of our competitors face in our markets.”

Operating Results

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP financial measures including net income available to common stockholders excluding non-core items. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends, and facilitates comparisons with the performance of peers. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Third quarter 2016 results reflect the following non-core items: $1.1 million of income resulting from accretion of purchase accounting fair value marks; $0.2 million in additional loan loss provision related to the maturity and extension of acquired portfolio loans; $5.0 million in additional provision associated with the Bank’s New York City taxi medallion loan portfolio; $4.1 million of net securities gains; $0.1 million of pension settlement expenses, which had no impact on total stockholders’ equity or book value per share, and $0.2 million in amortization of intangible assets. Excluding these non-core items, along with related income tax impact, net income available to common stockholders was $12.0 million, or $0.40 per diluted share, for the third quarter of 2016, $11.4 million, or $0.38 per diluted share, for the second quarter of 2016, and $10.5 million, or $0.35 per diluted share, for the third quarter of 2015.

Fully taxable equivalent net interest income for the third quarter of 2016 was $33.8 million, an increase of $0.7 million, or 2.0%, from the second quarter of 2016. This was the result of a 3.3% increase in average interest-earning assets, partially offset by an 8 basis-point contraction of the net interest rate margin. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.0 million during the third quarter of 2016 and $1.2 million in the second quarter of 2016.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.22% in the third quarter of 2016, contracting by 6 basis points from the second quarter of 2016 adjusted net interest margin of 3.28%. The decrease in the adjusted net interest margin was primarily attributable to an increase in average cash balances held at the Federal Reserve Bank.

Fully taxable equivalent net interest income for the third quarter of 2016 increased by $3.4 million, or 11.1%, from the same quarter of 2015. This was a result of a 17.4% increase in average interest-earning assets due to significant organic loan growth, partially offset by an 18 basis-point contraction of the net interest margin. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.0 million during the third quarter of 2016 and $1.3 million in the same quarter of 2015.  Excluding these purchase accounting adjustments, the current quarter’s adjusted net interest margin was 13 basis points lower than the 2015 third quarter adjusted net interest margin of 3.35%.  The reduction in the adjusted net interest margin was due primarily to higher level of cash balances held at the Federal Reserve Bank and an increase in rates paid on deposits.

Noninterest income totaled $5.6 million in the third quarter of 2016, $1.6 million in the second quarter of 2016 and $3.8 million in the third quarter of 2015. Net securities gains were $4.1 million for the third quarter of 2016, $0.1 million for the second quarter of 2016 and $2.1 million for the third quarter of 2015. Excluding the securities gains, noninterest income remained relatively flat from the sequential quarter.  At the end of the third quarter of 2016, the Bank purchased an additional $17 million in BOLI, which is expected to result in increased noninterest income in future quarters.  Noninterest income also includes deposit fees, annuities and life insurance commissions, and gains on sales of residential mortgages in the secondary market.

Noninterest expenses totaled $14.6 million for the third quarter of 2016, up modestly from $14.4 million for the second quarter of 2016, due to flat salaries and employee benefits expense and a slight increase in various other expense categories. Noninterest expenses were up $1.3 million for the third quarter of 2016 when compared to $13.3 million for the third quarter of 2015.  The increase was largely attributable to increases in salaries and employee benefits ($0.9 million), FDIC insurance premiums ($0.2 million) and occupancy and equipment ($0.1 million).  The increases over the prior year third quarter were the result of increased levels of business and staff resulting from organic growth.

Income tax expense was $5.4 million for the third quarter of 2016, compared to $5.0 million for the second quarter of 2016 and $5.2 million for the third quarter of 2015, resulting in effective tax rates of 31.5% in 2016 and 32.5% in 2015. The effective tax rate for the full year 2016 is expected to remain at approximately 31.5%.

Asset Quality

The provision for loan and lease losses increased to $6.8 million in the third quarter of 2016 from $3.8 million in the second quarter of 2016, and from $4.2 million in the third quarter of 2015.  The increases were largely attributable to an increase in additional reserves specifically allocated to the Bank’s NYC-only taxi medallion portfolio.

As of September 30, 2016, loans secured by New York City taxi medallions totaled $102.7 million. Troubled debt restructurings associated with this portfolio totaled $95.2 million and total nonaccrual loans were $3.7 million at quarter-end. Troubled debt restructurings increased by $7.2 million from the second quarter of 2016, while nonaccrual loans decreased by $0.2 million, resulting from partial charge-offs.  Specific reserves for taxi medallion loans totaled $12.5 million, or 12.2%, of total taxi medallion portfolio.  The Bank’s valuation of a corporate medallion, which represent approximately 95% of total exposure, was approximately $700 thousand as of September 30, 2016, down from approximately $750 thousand as of June 30, 2016.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $12.1 million at September 30, 2016, $23.3 million at December 31, 2015, and $16.1 million at September 30, 2015. Nonperforming assets as a percent of total assets were 0.28% at September 30, 2016, 0.58% at December 31, 2015, and 0.42% at September 30, 2015. Annualized net charge-offs were 0.22% for the third quarter of 2016, 0.01% for the second quarter of 2016, and 0.02% for the third quarter of 2015. The allowance for loan and lease losses was $37.6 million, representing 1.09% of loans receivable and 327.3% of nonaccrual loans at September 30, 2016. At December 31, 2015, the allowance was $26.6 million representing 0.86% of loans receivable and 128.1% of nonaccrual loans, and at September 30, 2015, the allowance was $21.5 million representing 0.73% of loans receivable and 167.1% of nonaccrual loans. In purchase accounting, any allowance for loan and lease losses on an acquired loan portfolio is reversed and a credit risk discount is applied directly to the acquired loan balances. In Management’s opinion, a useful non-GAAP metric is the ratio of allowance for loan and lease losses plus the credit risk discount to total loans receivable. This non-GAAP ratio was 1.39% at September 30, 2016, 1.28% at December 31, 2015, and 1.20% at September 30, 2015. (See Supplemental GAAP and non-GAAP Financial Measures).

Selected Balance Sheet Items

At September 30, 2016, the Company’s total assets were $4.3 billion, an increase of $312 million from December 31, 2015. Total loans at September 30, 2016 were $3.5 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs) of $362 million from December 31, 2015, primarily attributable to multifamily ($80 million, including a $28 million loan reclassified during the first quarter of 2016 as multifamily from other commercial real estate), commercial and industrial (“C&I”) ($79 million), other commercial real estate ($62 million, including the aforementioned reclassification) and construction ($142 million), which reflected higher utilization of existing construction facilities.  The growth in loans was primarily funded with increases in deposits.

During the third quarter of 2016, the Company transferred its held-to-maturity investment securities (approximately $210 million) to available-for-sale designation.  Transferred securities were recorded at fair market value in the available-for-sale portfolio and any gains or losses were recorded in other comprehensive income, net of any deferred tax obligation.  This transfer will enhance liquidity and increase flexibility with regard to asset-liability management and balance sheet composition.  In addition, the Company sold approximately $75 million of investment securities with an approximate weighted average book yield of 2.80%, approximate duration of 6.5 years, and average risk weighting of approximately 50%, resulting in a net securities gain of $4.1 million.

The Company’s stockholders’ equity was $500 million at September 30, 2016, an increase of $22 million from December 31, 2015. The increase in stockholders’ equity was primarily attributable to an increase of $26 million in retained earnings, approximately $2 million of equity issuance related to stock-based compensation, including the exercise of stock options, and an increase in accumulated other comprehensive income of $5 million, offset by an $11 million payoff of SBLF preferred stock. As of September 30, 2016, the Company’s tangible common equity ratio and tangible book value per share were 8.39% and $11.60, respectively. As of December 31, 2015, the tangible common equity ratio and tangible book value per share were 8.18% and $10.51, respectively. Total goodwill and other intangible assets were approximately $149 million and $150 million as of September 30, 2016 and December 31, 2015, respectively.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
	September 30,	December 31,	September 30,
	2016	2015	2015
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$49,028	$31,291	$30,100
Interest-bearing deposits with banks	184,766	169,604	128,421
Cash and cash equivalents	233,794	200,895	158,521

Investment securities:
Available-for-sale	338,459	195,770	224,214
Held-to-maturity (fair value of $ - , $230,558, $234,493)	-	224,056	227,221

Loans held-for-sale	15,112	-	990

Loans receivable	3,445,476	3,099,007	2,953,381
Less: Allowance for loan and lease losses	37,615	26,572	21,533
Net loans receivable	3,407,861	3,072,435	2,931,848

Investment in restricted stock, at cost	24,535	32,612	30,362
Bank premises and equipment, net	22,112	22,333	21,523
Accrued interest receivable	12,497	12,545	11,662
Bank-owned life insurance	97,644	78,801	53,681
Other real estate owned	626	2,549	3,244
Goodwill	145,909	145,909	145,909
Core deposit intangibles	3,281	3,908	4,125
Other assets	25,974	24,096	24,126
Total assets	$4,327,804	$4,015,909	$3,837,426

LIABILITIES
Deposits:
Noninterest-bearing	$655,683	$650,775	$586,643
Interest-bearing	2,613,266	2,140,191	2,079,981
Total deposits	3,268,949	2,790,966	2,666,624
Borrowings	481,337	671,587	621,674
Subordinated debentures (net of $665, $812, $827 debt issuance costs)	54,490	54,343	54,328
Other liabilities	23,440	21,669	23,654
Total liabilities	3,828,216	3,538,565	3,366,280

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	-	11,250	11,250
Common stock	374,287	374,287	374,287
Additional paid-in capital	10,409	8,527	8,315
Retained earnings	130,885	104,606	97,321
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive gain (loss)	724	(4,609)	(3,310)
Total stockholders' equity	499,588	477,344	471,146
Total liabilities and stockholders' equity	$4,327,804	$4,015,909	$3,837,426

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest income	(unaudited)
Interest and fees on loans	$37,803	$32,276	$109,381	$91,807
Interest and dividends on investment securities:
Taxable	1,774	2,669	5,879	8,340
Tax-exempt	988	901	2,867	2,666
Dividends	352	297	1,074	797
Interest on federal funds sold and other short-term investments	261	43	541	127
Total interest income	41,178	36,186	119,742	103,737
Interest expense
Deposits	5,159	3,655	13,532	9,980
Borrowings	2,995	2,804	9,472	7,060
Total interest expense	8,154	6,459	23,004	17,040

Net interest income	33,024	29,727	96,738	86,697
Provision for loan and lease losses	6,750	4,175	13,500	7,550
Net interest income after provision for loan and lease losses	26,274	25,552	83,238	79,147

Noninterest income
Annuities and insurance commissions	68	77	140	210
Income on bank owned life insurance	615	388	1,843	1,162
Net gains on sale of loans held-for-sale	56	63	147	276
Deposit, loan and other income	706	1,224	1,984	2,145
Insurance recovery	-	-	-	2,224
Net gains on sale of investment securities	4,131	2,067	4,234	2,793
Total noninterest income	5,576	3,819	8,348	8,810

Noninterest expenses
Salaries and employee benefits	7,791	6,905	23,143	20,480
Occupancy and equipment	2,049	1,916	6,450	5,785
FDIC insurance	745	535	1,955	1,535
Professional and consulting	667	836	2,078	2,045
Marketing and advertising	293	247	817	634
Data processing	1,002	957	3,036	2,686
Loss on extinguishment of debt	-	-	-	2,397
Amortization of core deposit intangible	193	217	627	700
Other expenses	1,811	1,688	5,150	4,643
Total noninterest expenses	14,551	13,301	43,256	40,905

Income before income tax expense	17,299	16,070	48,330	47,052
Income tax expense	5,443	5,228	15,224	15,309
Net income	11,856	10,842	33,106	31,743
Less: Preferred stock dividends	-	28	22	84
Net income available to common stockholders	$11,856	$10,814	$33,084	$31,659

Earnings per common share:
Basic	$0.39	$0.36	$1.10	$1.06
Diluted	$0.39	$0.36	$1.09	$1.04
Weighted average common shares outstanding:
Basic	30,125,287	29,636,001	30,100,057	29,786,374
Diluted	30,401,684	30,108,103	30,376,085	30,323,376
Dividends per common share	$0.075	$0.075	$0.225	$0.225

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures, provided below is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except share data)
	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Selected Financial Data
Total assets	$4,327,804	$4,262,914	$4,091,000	$4,015,909	$3,837,426
Loans receivable:
Commercial	644,430	630,425	601,708	570,116	569,605
Commercial real estate-other	1,139,641	1,104,214	1,087,388	1,085,615	1,052,982
Commercial real estate-multifamily	961,163	967,555	940,913	881,081	820,732
Commercial construction	471,109	443,277	402,594	328,838	283,623
Residential	229,401	230,497	231,319	233,690	225,158
Consumer	2,879	1,976	1,851	2,454	3,569
Gross loans	3,448,623	3,377,944	3,265,773	3,101,794	2,955,669
Unearned net origination fees	(3,147)	(2,324)	(1,960)	(2,787)	(2,288)
Loans receivable	3,445,476	3,375,620	3,263,813	3,099,007	2,953,381
Loans held-for-sale	15,112	360	-	-	990
Total loans	3,460,588	3,375,980	3,263,813	3,099,007	2,954,371

Securities available-for-sale	338,459	208,266	191,331	195,770	224,214
Securities held-to-maturity	-	214,718	219,373	224,056	227,221
Goodwill and other intangible assets	149,190	149,383	149,600	149,817	150,034
Deposits:
Noninterest-bearing	655,683	648,664	614,507	650,776	586,643
Interest-bearing	531,500	523,742	517,810	490,379	465,552
Savings	207,717	210,040	219,865	216,399	220,199
Money market	866,710	866,643	678,222	658,695	611,743
Time deposits	1,007,339	951,904	862,667	774,717	782,487
Total deposits	3,268,949	3,200,993	2,893,071	2,790,966	2,666,624

Borrowings	481,337	496,414	646,501	671,587	621,674
Subordinated debentures (net of issuance costs)	54,490	54,441	54,392	54,343	54,328
Total stockholders' equity	499,588	484,414	474,727	477,344	471,146

Quarterly Average Balances
Total assets	$4,344,795	$4,212,307	$4,034,375	$3,891,885	$3,729,503
Loans receivable:
Commercial	632,892	626,902	585,773	579,512	567,737
Commercial real estate (including multifamily)	2,081,741	2,056,263	2,005,872	1,919,263	1,811,745
Commercial construction	462,399	418,769	361,108	313,223	255,627
Residential	229,953	231,553	236,404	232,022	227,051
Consumer	2,771	2,865	2,670	3,269	3,013
Gross loans	3,409,756	3,336,352	3,191,827	3,047,289	2,865,173
Unearned net origination fees	(2,956)	(2,295)	(2,397)	(2,706)	(2,102)
Loans receivable	3,406,800	3,334,057	3,189,430	3,044,583	2,863,071

Securities available-for-sale	263,656	200,050	222,776	219,927	260,211
Securities held-to-maturity	143,146	218,220	194,474	225,875	229,483
Goodwill and other intangible assets	149,317	149,525	149,741	149,959	150,178
Deposits:
Noninterest-bearing	640,323	581,743	609,312	608,227	560,129
Interest-bearing	553,401	528,954	503,896	476,237	480,685
Savings	211,162	215,267	215,491	216,149	220,481
Money market	872,937	791,845	656,557	636,180	582,238
Time deposits	1,007,530	889,561	807,801	783,068	787,262
Total deposits	3,285,353	3,007,370	2,793,057	2,719,861	2,630,795

Borrowings	488,015	639,054	684,469	621,615	544,774
Subordinated debentures	55,155	55,155	55,155	55,155	55,155
Total stockholders' equity	495,141	483,519	482,503	478,919	471,682

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
GAAP Earnings Data	2016	2016	2016	2015	2015
Net interest income	$33,024	$32,394	$31,320	$30,456	$29,727
Provision for loan and lease losses	6,750	3,750	3,000	5,055	4,175
Net interest income after provision for loan and lease losses	26,274	28,644	28,320	25,401	25,552
Noninterest income
Annuity and insurance commissions	68	32	40	32	77
Bank-owned life insurance	615	616	612	620	388
Net gains on sale of loans held-for-sale	56	56	35	51	63
Deposit, loan and other income	706	763	515	522	1,224
Net gains on sale of investment securities	4,131	103	-	1,138	2,067
Total noninterest income	5,576	1,570	1,202	2,363	3,819
Noninterest expenses
Salaries and employee benefits	7,791	7,753	7,599	7,205	6,905
Occupancy and equipment	2,049	2,154	2,247	1,802	1,916
FDIC insurance	745	615	595	575	535
Professional and consulting	667	700	711	906	836
Marketing and advertising	293	250	184	213	247
Data processing	1,002	1,010	1,024	1,017	957
Amortization of core deposit intangible	193	217	217	217	217
Other expenses	1,811	1,653	1,776	1,644	1,688
Total noninterest expenses	14,551	14,352	14,353	13,579	13,301
Income before income tax expense	17,299	15,862	15,169	14,185	16,070
Income tax expense	5,443	5,003	4,778	4,617	5,228
Net income (GAAP)	$11,856	$10,859	$10,391	$9,568	$10,842

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Net income (GAAP)	11,856	10,859	10,391	9,568	10,842
Less: preferred dividends	-	-	22	28	28
Net income available to common stockholders (GAAP)	11,856	10,859	10,369	9,540	10,814

Reconciliation of GAAP Earnings to Operating Earnings
Net gains on sales of securities	$(4,131)	$(103)	$-	$(1,138)	$(2,067)
Partial settlements of pension obligation	69	87	103	106	168
Amortization of intangible assets	193	217	217	217	217
Provision related to maturity and extension of acquired portfolio loans	220	229	397	512	590
Provision related to taxi cab medallion loans	5,000	1,750	1,487	2,500	2,000
Provision for pending disposition of Union Center operations bldg.	-	-	-	1,304	-
Accretion of purchase accounting fair value marks	(1,077)	(1,277)	(1,367)	(1,416)	(1,340)
Non-core items	274	903	837	2,085	(432)
Income tax (expense) benefit	99	326	301	751	(156)
Non-core items, after taxes (36%)	175	577	536	1,334	(276)
Core earnings available to common stockholders (non-GAAP)	$12,031	$11,436	$10,905	$10,874	$10,538
Weighted average diluted shares outstanding	30,401,684	30,340,376	30,257,676	30,310,905	30,335,571
Diluted EPS (GAAP)	$0.39	$0.36	$0.34	$0.31	$0.36
Core Diluted EPS (Non-GAAP) (1)	0.40	0.38	0.36	0.36	0.35

Return on Assets Measures
Core earnings available to common stockholders (non-GAAP)	$12,031	$11,436	$10,905	$10,874	$10,538
Add: preferred dividends	-	-	22	28	28
Core net income (non-GAAP)	$12,031	$11,436	$10,927	$10,902	$10,566
Average assets	$4,344,795	$4,212,307	$4,034,375	$3,891,885	$3,729,503
Less: average intangible assets	(149,317)	(149,525)	(149,741)	(149,959)	(150,178)
Average tangible assets	$4,195,478	$4,062,782	$3,884,634	$3,741,926	$3,579,325
Return on avg. assets (GAAP)	1.09%	1.04%	1.04%	0.98%	1.15%
Core return on avg. assets (Non-GAAP) (2)	1.10%	1.09%	1.09%	1.11%	1.12%
Return on avg. tangible assets (Non-GAAP) (3)	1.14%	1.09%	1.09%	1.03%	1.22%
Core return on avg. tangible assets (Non-GAAP) (4)	1.14%	1.13%	1.13%	1.16%	1.17%
_____
(1) Represents core earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Core net income divided by average assets.
(3) Net income excluding amortization of intangible assets divided by average tangible assets.
(4) Core net income divided by average tangible assets.
	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Return on Equity Measures
Core earnings available to common stockholders	$12,031	$11,436	$10,905	$10,874	$10,538

Average common equity	$495,141	$483,519	$473,849	$467,669	$460,432
Less: average intangible assets	(149,317)	(149,525)	(149,741)	(149,959)	(150,178)
Average tangible common equity	$345,824	$333,994	$324,108	$317,710	$310,254

Return on avg. common equity (GAAP)	9.53%	9.03%	8.80%	8.09%	9.32%
Core return on avg. common equity (non-GAAP) (5)	9.67%	9.51%	9.26%	9.23%	9.08%
Return on avg. tangible common equity (non-GAAP) (6)	13.77%	13.23%	13.03%	12.07%	13.99%
Core return on avg. tangible common equity (non-GAAP) (7)	13.84%	13.77%	13.53%	13.58%	13.47%

Efficiency Measures
Total noninterest expenses	$14,551	$14,352	$14,353	$13,579	$13,301
Partial settlements of pension obligation	(69)	(87)	(103)	(106)	(168)
Foreclosed property expense	(37)	10	(167)	(387)	(121)
Amortization of intangible assets and fair value marks	(193)	(217)	(217)	(217)	(217)
Operating noninterest expense	$14,252	$14,058	$13,866	$12,869	$12,795

Net interest income (FTE)	$33,762	$33,112	$31,985	$31,102	$30,382
Impact of purchase accounting fair value marks	(1,045)	(1,245)	(1,335)	(1,384)	(1,314)
Noninterest income	5,576	1,570	1,202	2,363	3,819
Net gains on sales of securities	(4,131)	(103)	-	(1,138)	(2,067)
Operating revenue	$34,162	$33,334	$31,852	$30,943	$30,820

Operating efficiency ratio (non-GAAP) (8)	41.7%	42.2%	43.5%	41.6%	41.5%

Net Interest Margin
Average interest-earning assets	$4,041,020	$3,912,802	$3,728,958	$3,582,408	$3,441,151

Net interest income (FTE)	$33,762	$33,112	$31,985	$31,102	$30,382
Impact of purchase accounting fair value marks	(1,045)	(1,245)	(1,335)	(1,384)	(1,314)
Adjusted net interest income	$32,717	$31,867	$30,650	$29,718	$29,068

Net interest margin (GAAP)	3.32%	3.40%	3.45%	3.44%	3.50%
Adjusted net interest margin (non-GAAP) (9)	3.22%	3.28%	3.31%	3.29%	3.35%
_____
(5) Core earnings available to common stockholders divided by average common equity.
(6) Earnings available to common stockholders excluding amortization of intangibles divided by average tangible common equity.
(7) Core earnings available to common stockholders divided by average tangible common equity.
(8) Operating noninterest expense divided by operating revenue.
(9) Adjusted net interest income divided by average interest-earning assets.
	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(dollars in thousands, except share data)	2016	2016	2016	2015	2015
Capital Ratios and Book Value per Share
Common equity	$499,588	$484,414	$474,727	$466,094	$459,896
Less: intangible assets	(149,190)	(149,383)	(149,600)	(149,817)	(150,034)
Tangible common equity	$350,398	$335,031	$325,127	$316,277	$309,862

Total assets	$4,327,804	$4,262,914	$4,091,000	$4,015,909	$3,837,426
Less: intangible assets	(149,190)	(149,383)	(149,600)	(149,817)	(150,034)
Tangible assets	$4,178,614	$4,113,531	$3,941,400	$3,866,092	$3,687,392

Common shares outstanding	30,197,318	30,197,318	30,163,078	30,085,663	30,197,789

Common equity ratio (GAAP)	11.54%	11.36%	11.60%	11.61%	11.98%
Tangible common equity ratio (non-GAAP) (10)	8.39%	8.14%	8.25%	8.18%	8.40%

Regulatory capital ratios (Bancorp):
Leverage ratio	8.49%	8.52%	8.66%	9.07%	9.26%
Common equity Tier 1 risk-based ratio	9.25%	9.10%	9.05%	9.14%	9.33%
Risk-based Tier 1 capital ratio	9.38%	9.23%	9.19%	9.61%	9.82%
Risk-based total capital ratio	11.69%	11.44%	11.35%	11.77%	11.94%

Regulatory capital ratios (Bank):
Leverage ratio	9.57%	9.62%	9.83%	9.96%	10.22%
Common equity Tier 1 risk-based ratio	10.58%	10.43%	10.44%	10.55%	10.83%
Risk-based Tier 1 capital ratio	10.58%	10.43%	10.44%	10.55%	10.83%
Risk-based total capital ratio	11.57%	11.30%	11.23%	11.31%	11.47%

Book value per share (GAAP)	$16.54	$16.04	$15.74	$15.49	$15.23
Tangible book value per share (non-GAAP) (11)	11.60	11.09	10.78	10.51	10.26

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
NCO Detail
Net loan charge-offs:
Charge-offs	$1,910	$77	$512	$18	$519
Recoveries	(12)	(16)	(15)	(2)	(342)
Net loan charge-offs	$1,898	$61	$497	$16	$177
as a % of average total loans (annualized)	0.22%	0.01%	0.06%	0.00%	0.02%

Asset Quality
Nonaccrual loans	$11,493	$21,911	$21,450	$20,737	$12,888
Other real estate owned	626	2,029	1,696	2,549	3,244
Total nonperforming assets	$12,119	$23,940	$23,146	$23,286	$16,132

Performing troubled debt restructurings	$105,338	$97,831	$95,122	$85,925	$77,882
Loans past due 90 days and still accruing (non-PCI)	$-	$-	$-	$-	$268

Nonaccrual loans as a % of loans receivable	0.33%	0.65%	0.66%	0.67%	0.44%
Nonperforming assets as a % of total assets	0.28%	0.56%	0.57%	0.58%	0.42%
Allowance for loan losses as a % of nonaccrual loans	327.3%	149.5%	135.5%	128.1%	167.1%

Loans receivable	$3,445,476	$3,375,620	$3,263,813	$3,099,007	$2,953,381
Acquired loans	(736,894)	(799,851)	(825,047)	(866,878)	(923,210)
Loans receivable, excluding acquired loans	$2,708,582	$2,575,769	$2,438,766	$2,232,129	$2,030,171

Allowance for loan losses	$37,615	$32,763	$29,074	$26,572	$21,533
Accretable credit risk discount on acquired loans	10,408	11,198	12,101	12,955	13,893
Total allowance for loan losses and accretable credit risk discount on acquired loans	$48,023	$43,961	$41,175	$39,527	$35,426

Allowance for loan losses as a % of loans receivable	1.09%	0.97%	0.89%	0.86%	0.73%
Allowance for loan losses as a % of loans receivable, excluding acquired loans	1.39%	1.27%	1.19%	1.19%	1.06%
Allowance for loan losses and accretable credit risk discount on loans as a % of loans receivable	1.39%	1.30%	1.26%	1.28%	1.20%
_____
(10) Tangible common equity divided by tangible assets.
(11) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average		(7)	Average		(7)	Average		(7)
Interest-earning assets:	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Investment securities (1) (2)	$406,802	$3,293	3.22%	$418,270	$3,497	3.36%	$483,677	$4,055	3.33%
Loans receivable and loans held-for-sale (2) (3) (4)	3,407,278	38,010	4.44	3,334,057	36,743	4.43	2,863,708	32,446	4.50
Federal funds sold and interest-
bearing deposits with banks	202,106	261	0.51	128,994	146	0.46	66,867	43	0.26
Restricted investment in bank stock	24,834	352	5.64	31,481	370	4.73	26,899	297	4.38
Total interest-earning assets	4,041,020	41,916	4.13	3,912,802	40,756	4.19	3,441,151	36,841	4.25
Allowance for loan losses	(34,052)			(29,924)			(18,157)
Noninterest-earning assets	337,828			329,429			306,509
Total assets	$4,344,796			$4,212,307			$3,729,503

Interest-bearing liabilities:
Money market deposits	$872,937	$1,211	0.55	$791,845	$992	0.50	$710,767	$794	0.44
Savings deposits	211,162	158	0.30	215,267	156	0.29	220,481	146	0.26
Time deposits	1,007,530	3,323	1.31	889,561	2,857	1.29	787,262	2,391	1.20
Other interest-bearing deposits	553,401	467	0.34	528,954	429	0.33	352,156	324	0.37
Total interest-bearing deposits	2,645,030	5,159	0.78	2,425,627	4,434	0.74	2,070,666	3,655	0.70

Borrowings	488,015	2,139	1.74	639,054	2,355	1.48	544,774	1,944	1.42
Subordinated debentures (8)	55,155	814	5.87	55,155	812	5.92	55,155	816	5.87
Capital lease obligation	2,814	42	5.94	2,844	43	6.08	2,933	44	5.95
Total interest-bearing liabilities	3,191,014	8,154	1.02	3,122,680	7,644	0.98	2,673,528	6,459	0.96

Demand deposits	640,323			581,743			560,129
Other liabilities	18,318			24,365			24,164
Total noninterest-bearing liabilities	658,642			606,108			584,293
Stockholders' equity	495,141			483,519			471,682
Total liabilities and stockholders' equity	$4,344,796			$4,212,307			$3,729,503

Net interest income (tax equivalent basis)		33,762			33,112			30,382
Net interest spread (5)			3.11%			3.21%			3.29%

Net interest margin (6)			3.32%			3.40%			3.50%

Tax equivalent adjustment		(738)			(718)			(655)
Net interest income		$33,024			$32,394			$29,727

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.
(8) Excluding debt issuance costs of $698, $746 and $ - for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWW
646.376.7042; jciorciari@mww.com